UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): August 4, 2005
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                      1-11152               23-1882087
        (State or other           (Commission File Number)     (IRS Employer
jurisdiction of incorporation)                               Identification No.)



 781 Third Avenue, King of Prussia, PA                          19406-1409
(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.        Other Events.

      As previously reported in the Company's 2004 Form 10-K and March 31, 2005 Form 10-Q, in July 2003 Nokia Corporation ("Nokia") filed in the United States District Court for the Northern District of Texas a motion to intervene and to gain access to documents previously sealed by the Court in the now-settled litigation between InterDigital Communications Corporation (the "Company"), InterDigital Technology Corporation and Ericsson, Inc. ("Ericsson Litigation"). We filed a response opposing the request to intervene and opposing the request for access to the documents. The trial court granted Nokia's motion to intervene in the Ericsson Litigation and provided Nokia with document access on a limited basis. Nokia subsequently filed a motion to reinstate certain orders that were vacated in the Ericsson Litigation, which motion was granted by the trial court. We appealed that ruling to the U.S. Court of Appeals for the Federal Circuit.

      On August 4, 2005 the Federal Circuit Court of Appeals ruled in favor of the Company and reversed the trial court's order, finding that the district court had committed error in permitting Nokia to intervene. The Federal Circuit Court of Appeals reversed the trial court's decisions which had both granted intervention and reinstated the prior vacated orders, which orders had been vacated as part of the settlement of the Ericsson Litigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ W.J. Merritt
                                 -----------------------------------------------
                                 William J. Merritt
                                 Chief Executive Officer



Dated:  August 5, 2005